Exhibit 21

Subsidiaries	State or Other Jurisdiction of Organization
ADCO Europe Holding GmbH	Germany
ADCO Europe Holding GmbH (Beijing Branch)	China
ADCO Global, Inc.	Delaware
ADCO Products, LLC	Delaware
Adecol Industria Quimica Ltda.	Brazil
Adhesive Packaging Specialties, LLC	Massachusetts
Adhesivos Mexico Servicios Especializados S. de R.L. de C.V.	Mexico
AP Plastics, LLC	Massachusetts
Bacon Acquisitions, LLC	Oklahoma
Chemical Innovations Limited [1]	United Kingdom
Chemical Supply Corporation, S.A.	Panama
Cyberbond CS s.r.o. Cyberbond Group	Czech Republic
Cyberbond Europe GmbH	Germany
Cyberbond France	France
Cyberbond Iberica, S.L.	Spain
Datac Adhesives Limited	United Kingdom
Engent, Inc.	Georgia
Eternabond, LLC	Delaware
Extreme Adhesives, LLC	New Hampshire
Gabaldo Holdings Ltd	Cyprus
H.B. Fuller (Barbados) I SRL	Barbados
H.B. Fuller (China) Adhesives Ltd.	China
H.B. Fuller (Guangzhou) Adhesives Co., Ltd.	China
H.B. Fuller (Guangzhou) Trading Co., Ltd.	China
H.B. Fuller (Nanjing) Chemical Co., Ltd.	China
H.B. Fuller (New Zealand) Limited	New Zealand
H.B. Fuller (Philippines), Inc.	Philippines

H.B. Fuller (Shanghai) Co. Ltd.	China
H.B. Fuller (Suzhou) Advanced Material Co., Ltd.	China
H.B. Fuller (Thailand) Co., Ltd.	Thailand
H.B. Fuller (Vietnam) Company Limited	Vietnam
H.B. Fuller (Yantai) Advanced Materials Co., Ltd.	China
H.B. Fuller Adhesive Systems LLC	Oklahoma
H.B. Fuller Adhesives Deutschland GmbH	Germany
H.B. Fuller Adhesives France SAS	France
H.B. Fuller Adhesives Hong Kong Limited	Hong Kong SAR
H.B. Fuller Adhesives Italia S.r.l.	Italy
H.B. Fuller Adhesives Malaysia Sdn. Bhd.	Malaysia
H.B. Fuller Adhesives Mauritius Ltd.	Mauritius
H.B. Fuller Adhesives Netherlands B.V.	Netherlands
H.B. Fuller Adhesives Romania SRL	Romania
H.B. Fuller Adhesives S.A.E.	Egypt
H.B. Fuller Adhesives Spain S.L.	Spain
H.B. Fuller Adhesives UK Ltd.	United Kingdom
H.B. Fuller Argentina, S.A.I.C.	Argentina
H.B. Fuller Austria GesmbH	Austria
H.B. Fuller Belgie BVBA	Belgium
H.B. Fuller Benelux B.V.	Netherlands
H.B. Fuller Brasil, Ltda.	Brazil
H.B. Fuller Brasil, Ltda. - Branch office Curitiba Purana	Brazil
H.B. Fuller Canada (partnership)	Canada
H.B. Fuller Canada Holding Co.	Canada
H.B. Fuller Canada Investment Co.	Canada
H.B. Fuller Centroamerica, S.A.	Costa Rica
H.B. Fuller Chemie GmbH	Germany
H.B. Fuller Chile, SpA	Chile
H.B. Fuller Colombia S.A.S.	Colombia
H.B. Fuller Company Australia Pty. Ltd.	Australia
H.B. Fuller Company Australia Pty. Ltd. (New Zealand Branch)	New Zealand
H.B. Fuller Construction Products Inc.	Minnesota

H.B. Fuller Deutschland GmbH	Germany
H.B. Fuller Deutschland Holding GmbH	Germany
H.B. Fuller Deutschland Produktions GmbH	Germany
H.B. Fuller Egymelt, a limited liability company	Egypt
H.B. Fuller Egypt Investment LLC	Egypt
H.B. Fuller Egypt Trade LLC	Egypt
H.B. Fuller Europe GmbH	Switzerland
H.B. Fuller Finance (Ireland)	Ireland
H.B. Fuller Finance Luxembourg S.a.r.l.	Luxembourg
H.B. Fuller France	France
H.B. Fuller Greece S.A.I.C.	Greece
H.B. Fuller Group Limited	United Kingdom
H.B. Fuller Guatemala, S.A.[1]	Guatemala
H.B. Fuller India Adhesives Private Limited	India
H.B. Fuller Industrial Inc.	Delaware
H.B. Fuller International Holdings Corp.	Delaware
H.B. Fuller International Holdings Corp. (Hong Kong Branch)	Hong Kong SAR
H.B. Fuller International Holdings Corp. (Vietnam Branch)	Viet Nam
H.B. Fuller Ireland Limited [1]	Ireland
H.B. Fuller Italia s.r.l.	Italy
H.B. Fuller Japan G.K.	Japan
H.B. Fuller Kenya Limited	Kenya
H.B. Fuller Kimya Sanayi Ticaret Anonim Sirketi	Turkey
H.B. Fuller Korea Co., Ltd.	Korea, Republic Of
H.B. Fuller Latin America Adhesives S.A.	Panama
H.B. Fuller Latin America Shared Services, S.R. Ltda	Costa Rica

H.B. Fuller Lebanon S.A.R.L. [1]	Lebanon
H.B. Fuller Luxembourg Group S.a.r.l.	Luxembourg
H.B. Fuller Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Mexico, S.A. de C.V.	Mexico
H.B.Fuller Namekagon Ltd.	United Kingdom
H.B. Fuller Netherlands Holding B.V.	Netherlands
H.B. Fuller Pension Trustees Limited	United Kingdom
H.B. Fuller Peru, S.A. [1]	Peru
H.B. Fuller Poland Sp.Z.o.o.	Poland
H.B. Fuller Portugal - SGPS, Lda.	Portugal
H.B. Fuller Portugal, Produtos Quimicos, S.A.	Portugal
H.B. Fuller Royal Luxembourg Holdings S.a.r.l.	Luxembourg
H.B. Fuller Rus Ltd.	Russian Federation
H.B. Fuller Singapore Pte. Ltd.	Singapore
H.B. Fuller Sverige AB	Sweden
H.B. Fuller Taiwan Co., Ltd.	Taiwan, Province of China
H.B. Fuller U.K. Holding Limited	United Kingdom
H.B. Fuller U.K. Limited	United Kingdom
H.B. Fuller U.K. Manufacturing Limited	United Kingdom
H.B. Fuller Uruguay, S.A. [2]	Uruguay
H.B. Fuller Venezuela, C.A. [1]	Venezuela
H.B. Fuller, Isar-Rakoll, S.A.	Portugal
H.B.F. Limited [1]	United Kingdom
HB Fuller Espana, S.A.	Spain
HB Fuller Middle East FZE	United Arab Emirates
HB Fuller South Africa (Pty) Ltd	South Africa
HB Fuller UK Operations Limited	United Kingdom
HBF Realty Corporation	Philippines
Koemmerling (Nanjing) Advanced Materials Co. Ltd.	China
Koemmerling Hong Kong Limited	Hong Kong SAR
Kömmerling Chemische Fabrik GmbH	Germany
Kömmerling Chemische Fabrik GmbH (Russian branch)	Russian Federation
Kömmerling Chimie S.a.r.l.	France
Kommerling UK Limited	United Kingdom
Mansfield (Sixth Avenue) Properties LLC	Delaware

Millennium Adhesive Holding, LLC	Ohio
Millennium Adhesive Products, LLC	Ohio
Nutek, LLC	Massachusetts
Plexbond Quimica S/A	Brazil
PT H.B. Fuller Indonesia	Indonesia
PT. HBFuller Adhesives Indonesia	Indonesia
Resistol, S.A [1]	Guatemala
Royal Acquisition Corp.	Delaware
Royal Adhesives & Sealants Canada Ltd.	Canada
Royal Adhesives and Sealants, LLC	Delaware
Royal Holdings, Inc.	Delaware
Seneca Polymer Co.	Minnesota
Simpsonville Polymer Co.	Delaware
Simpsonville Properties LLC	Delaware
South Bend Properties LLC	Delaware
Stag Limited [1]	United Kingdom
Tonsan Adhesive, Inc.	China
Tonsan Suzhou Adhesive Co., Ltd.	China
WTT Systems, LLC	Ohio

Joint Ventures
Sekisui-Fuller Co. Ltd.	Japan

[1] Inactive entities
[2] To be liquidated